                                                      Filed pursuant to Rule 433
                                                     Registration No. 333-131630

                            GLOBAL STRUCTURED FINANCE

                                 CWALT 2006-13T1
                                   TOTAL POOL

SELECTION CRITERIA: ALL RECORDS
TABLE OF CONTENTS

1. General Pool Characteristics
2. Original Balance
3. Cut-Off Balance
4. Coupon
5. Credit Score
6. Product Type
7. Index
8. Lien Position
9. Loan Purpose
10. Property Type
11. State
12. Zip Code
13. Occupancy Status
14. Documentation
15. Original LTV
16. Cut-Off LTV
17. Delinquency*
18. Original Term
19. Cut-Off Remaining Term
20. Cut-Off Loan Age
21. IO Term

1. GENERAL POOL CHARACTERISTICS

Pool Size: $499,726,353.37
Total Orig. Bal.: $500,325,130.37
Loan Count: 779
Cutoff Date: 2006-03-01
Avg. Cut-Off Balance: $641,497.24
Avg. Orig. Balance: $642,265.89
% Conforming: 0.00%
W.A. FICO: 703
W.A. Orig. LTV: 74.23%
W.A. Cut-Off LTV: 74.20%
Earliest Orig. Date: 2004-09-17
Latest Maturity Date: 2036-04-01
W.A. Gross Coupon: 6.6986%
W.A. Net Coupon: 6.4882%
W.A. Pass-Through Rate: 6.0000%
W.A. Servicing Fee: 0.2000%
W.A. Master Servicing Fee:
W.A. LPMI Fee: 0.0014%
W.A. Orig. Term: 360.0 months
W.A. Rem. Term: 359.7 months
W.A. Age: 0.2 months
% OLTV over 80: 2.51%
% OLTV over 95: 0.00%
% OLTV over 100: 0.00%
% with PMI: 2.51%
% OLTV over 80 with PMI: 100.00%
W.A. MI Coverage: 21.21%
W.A. MI Adjusted COLTV: 73.74%
% Second Lien: 0.00%
% with Prepay Penalty: 2.60%
% with Buy Downs: 0.00%
% Balloon: 0.00%
Max. Zipcode Conc.: 1.37%

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2. ORIGINAL BALANCE

ORIGINAL BALANCE                                PERCENT
-------------------------------------------------------
400,001 - 450,000                                 10.98%
450,001 - 500,000                                 15.81
500,001 - 550,000                                 13.44
550,001 - 600,000                                 10.81
600,001 - 650,000                                 10.56
650,001 - 700,000                                  4.21
700,001 - 750,000                                  3.66
750,001 - 800,000                                  3.25
800,001 - 850,000                                  1.15
850,001 - 900,000                                  1.93
900,001 - 950,000                                   1.3
950,001 - 1,000,000                                5.94
1,000,001 - 1,050,000                              0.41
1,050,001 - 1,100,000                              1.09
1,100,001 - 1,150,000                              0.68
1,150,001 - 1,200,000                              0.47
1,200,001 - 1,250,000                              0.98
1,250,001 - 1,300,000                              0.26
1,300,001 - 1,350,000                               0.8
1,350,001 - 1,400,000                              0.56
1,400,001 - 1,450,000                              1.14
1,450,001 - 1,500,000                              0.59
1,500,001 or greater                               9.95
TOTAL:                                           100.00%

Average: $642,265.89
Lowest: $417,600.00
Highest: $6,000,000.00

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3. CUT-OFF BALANCE

CUT-OFF BALANCE                                 PERCENT
-------------------------------------------------------
150,001 - 200,000                                  0.03%
400,001 - 450,000                                 10.98
450,001 - 500,000                                 15.81
500,001 - 550,000                                 13.44
550,001 - 600,000                                 10.81
600,001 - 650,000                                 10.53
650,001 - 700,000                                  4.21
700,001 - 750,000                                  3.66
750,001 - 800,000                                  3.25
800,001 - 850,000                                  1.15
850,001 - 900,000                                  1.93
900,001 - 950,000                                   1.3
950,001 - 1,000,000                                5.94
1,000,001 - 1,050,000                              0.41
1,050,001 - 1,100,000                              1.09
1,100,001 - 1,150,000                              0.68
1,150,001 - 1,200,000                              0.47
1,200,001 - 1,250,000                              0.98
1,250,001 - 1,300,000                              0.26
1,300,001 - 1,350,000                               0.8
1,350,001 - 1,400,000                              0.56
1,400,001 - 1,450,000                              1.14
1,450,001 - 1,500,000                              0.59
1,500,001 or greater                               9.95
TOTAL:                                           100.00%

Average: $641,497.24
Lowest: $153,520.83
Highest: $5,942,234.99

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4. COUPON

COUPON                                          PERCENT
-------------------------------------------------------
5.625                                              0.35%
5.75                                               1.06
5.875                                              0.84
6                                                  2.43
6.125                                              4.25
6.25                                               6.06
6.375                                              7.18
6.5                                               15.12
6.625                                              12.7
6.75                                              12.69
6.875                                             15.43
7                                                  7.32
7.125                                              2.75
7.25                                               6.02
7.375                                              2.05
7.5                                                1.92
7.625                                              0.23
7.75                                               0.18
7.875                                              0.59
8                                                  0.84
TOTAL:                                           100.00%
W.A.: 6.699
Lowest: 5.625
Highest: 8.000

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5. CREDIT SCORE

CREDIT SCORE                                    PERCENT
-------------------------------------------------------
800 - 849                                          1.87%
750 - 799                                          17.8
700 - 749                                         30.11
650 - 699                                         36.13
600 - 649                                          14.1
TOTAL:                                           100.00%
W.A.: 703
Lowest: 603
Highest: 811

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6. PRODUCT TYPE

PRODUCT TYPE                                    PERCENT
-------------------------------------------------------
30 YR FIXED                                       54.93%
30 YR FIXED - IO                                  44.97
29 YR FIXED                                         0.1
TOTAL:                                           100.00%

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7. INDEX

INDEX                                           PERCENT
-------------------------------------------------------
FIX                                              100.00%
TOTAL:                                           100.00%

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8. LIEN POSITION

LIEN POSITION                                   PERCENT
-------------------------------------------------------
1                                                100.00%
TOTAL:                                           100.00%

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9. LOAN PURPOSE

LOAN PURPOSE                                    PERCENT
-------------------------------------------------------
Purchase                                          45.02%
C/O Refi                                           41.4
R/T Refi                                          13.58
TOTAL:                                           100.00%

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10. PROPERTY TYPE

PROPERTY TYPE                                   PERCENT
-------------------------------------------------------
SFR                                               62.77%
PUD                                               24.96

Condo                                              10.23
2-Family                                            0.8
4-Family                                           0.62
3-Family                                           0.47
Cooperative                                        0.15
TOTAL:                                           100.00%

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11. STATE

STATE                                           PERCENT
-------------------------------------------------------
California                                        40.90%
Florida                                            6.68
New York                                           6.32
New Jersey                                         4.44
Virginia                                           4.17
Other                                             37.49
TOTAL:                                           100.00%

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12. ZIP CODE

ZIP CODE                                        PERCENT
-------------------------------------------------------
97034                                              1.37%
92662                                              1.19
36561                                              0.78
84020                                              0.74
92782                                              0.66
Other                                             95.25
TOTAL:                                           100.00%

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13. OCCUPANCY STATUS

OCCUPANCY STATUS                                PERCENT
-------------------------------------------------------
Primary                                           89.26%
Investor                                           5.72
Secondary                                          5.02
TOTAL:                                           100.00%

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14. DOCUMENTATION

DOCUMENTATION                                   PERCENT
-------------------------------------------------------
Reduced                                           70.94%
Full                                              20.92
Alternative                                        5.63
Preferred                                          2.51
TOTAL:                                           100.00%

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15. ORIGINAL LTV

ORIGINAL LTV                                    PERCENT
-------------------------------------------------------
20.1 - 25.0                                        0.10%
35.1 - 40.0                                        0.66
40.1 - 45.0                                        1.21
45.1 - 50.0                                           2
50.1 - 55.0                                        2.46
55.1 - 60.0                                        3.29
60.1 - 65.0                                           4
65.1 - 70.0                                        12.1
70.1 - 75.0                                       16.37
75.1 - 80.0                                        55.3
80.1 - 85.0                                        0.73
85.1 - 90.0                                        1.78
TOTAL:                                           100.00%

W.A.: 74.23%
Lowest: 23.26%
Highest: 90.00%

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16. CUT-OFF LTV

CUT-OFF LTV                                     PERCENT
-------------------------------------------------------
15.1 - 20.0                                        0.03%
20.1 - 25.0                                         0.1
35.1 - 40.0                                        0.66
40.1 - 45.0                                        1.21
45.1 - 50.0                                           2
50.1 - 55.0                                        2.46
55.1 - 60.0                                        3.29
60.1 - 65.0                                           4
65.1 - 70.0                                        12.1
70.1 - 75.0                                       16.37
75.1 - 80.0                                       55.27
80.1 - 85.0                                        0.73
85.1 - 90.0                                        1.78
TOTAL:                                           100.00%

W.A.: 74.20%
Lowest: 18.70%
Highest: 90.00%

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17. DELINQUENCY*

DELINQUENCY*                                    PERCENT
-------------------------------------------------------
0-29 days                                        100.00%
TOTAL:                                           100.00%
* OTS method

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18. ORIGINAL TERM

ORIGINAL TERM                                   PERCENT
-------------------------------------------------------
349                                                0.10%
360                                                99.9
TOTAL:                                           100.00%

W.A.: 360.0 months
Lowest: 349 months
Highest: 360 months

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19. CUT-OFF REMAINING TERM

CUT-OFF REMAINING TERM                          PERCENT
-------------------------------------------------------
343 - 348                                          0.10%
349 - 354                                          0.74
355 - 360                                         99.16
TOTAL:                                           100.00%

W.A.: 359.7 months
Lowest: 348 months
Highest: 360 months

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20. CUT-OFF LOAN AGE

CUT-OFF LOAN AGE                                PERCENT
-------------------------------------------------------
0                                                 88.42%
6-Jan                                             11.24
12-Jul                                             0.34
TOTAL:                                           100.00%

W.A.: 0.2 months
Lowest: 0 months
Highest: 8 months

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21. IO TERM

IO TERM                                         PERCENT
-------------------------------------------------------
0                                                 55.03%
120                                               44.97
TOTAL:                                           100.00%

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Banc of America Securities LLC

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-294-1322 or you may e-mail a request to dg.prospectus_distribution@bofasecurities.com.The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC
(the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.